UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 19, 2006

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-51321	98-0430762
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Suite 1110, 521-3rd Avenue SW Calgary, Alberta, Canada	T2P 3T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-4471

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement;

On September 19, 2006, through our wholly-owned subsidiary, Triangle USA Petroleum Corporation, we entered into a joint development agreement with Kerogen Resources Inc. (the “Agreement”) to purchase 50% of Kerogen’s land position in the Arkansas property and to jointly develop oil and gas properties thereon. The properties we are acquiring and jointly developing are located in the Fayetteville Shale of the Arkoma Basin located in Arkasas.

Pursuant to the Agreement, we agreed to pay up to $9,609,039 for our 50% interest in the land and seismic programs on the property. All costs for the land and seismic programs in excess of $9,609,039 will be split evenly between us and Kerogen. Upon completion of the seismic programs, we will jointly participate in two test wells per area on or before December 31, 2007. We agreed to pay up to $3,266,340 in test well costs per area. All costs for the test wells in excess of $3,266,340 will be split evenly between us and Kerogen.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Letter Exploration Agreement, dated as of September 19, 2006, by and between Triangle USA Petroleum Corporation and Kerogen Resources Inc.

99.1	Press Release dated September 29, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

Dated: October 2, 2006	BY:	/s/ MARK GUSTAFSON
Mark Gustafson, President and Chief Executive Officer

3